Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.20

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED CO-DEVELOPMENT, CO-PROMOTE AND PROFIT SHARE AGREEMENT

By and Between

BLUEBIRD BIO, INC.

and

CELGENE CORPORATION

and

CELGENE EUROPEAN INVESTMENT COMPANY LLC

Dated as of May 8, 2020

1

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO CCPS AGREEMENT

        This First Amendment to Amended and Restated Co-Development, Co-Promote and Profit Share Agreement (this “First Amendment”) is entered into as of May 8, 2020 (the “First Amendment Effective Date”) by and between bluebird bio, Inc., a Delaware corporation having its principal place of business at 60 Binney Street, Cambridge, MA 02142 (“Bluebird”) and Celgene Corporation, Inc., a corporation organized under the laws of Delaware and having a principal place of business at 86 Morris Avenue, Summit, NJ 07901 (“Celgene Corp”), with respect to all rights and obligations under the CCPS Agreement (as defined below) in the United States (subject to Section 18.18 of the CCPS Agreement), and Celgene European Investment Company LLC, a limited liability company organized under the laws of Delaware and having a principal place of business at Route de Perreux 1, 2017 Boudry, Switzerland, with respect to all rights and obligations under the CCPS Agreement outside of the United States (subject to Section 18.18 of the CCPS Agreement) (“Celgene Europe” and together with Celgene Corp, “Celgene”). Celgene and Bluebird are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not defined herein shall have the meaning provided in the CCPS Agreement, and if not defined in the CCPS Agreement, in the Master Collaboration Agreement.

BACKGROUND

WHEREAS, the Parties have entered into an Amended and Restated Co-Development, Co-Promote and Profit Share Agreement dated March 26, 2018 (the “CCPS Agreement”);

WHEREAS, the Parties wish to amend the CCPS Agreement with respect to the Manufacture and Supply of Vectors, payments and royalties outside of the U.S., and exclusivity in accordance with the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this First Amendment, the Parties agree as follows:

ARTICLE 1
Definitions
1.1 New Definitions. The following definitions are hereby added to Article 1 of the CCPS Agreement:
1.58 “Adherent Vector” means Vector manufactured utilizing the [***] systems process for incorporation into Elected Candidate and Licensed Products for Development and Commercialization thereof.
1.59 “Suspension Transition Plan” has the meaning set forth in Section 7.4(c)(i).
1.60 “Suspension Vector” means Vector manufactured utilizing [***] for incorporation into Elected Candidate and Licensed Products for Development and Commercialization thereof.
1.61 “Suspension Vector Supplies” means supplies of Suspension Vectors and associated Payloads Manufactured for incorporation into Elected Candidate and Licensed Products for Development or Commercialization thereof.
1.62 “Vector” means recombinant lentiviral agent(s) (including all components therein other than Payloads) for gene therapy intended to deliver a nucleotide sequence, including those recombinant viral agent(s) (including all components therein other than Payloads) for any Elected Candidate or

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
Licensed Product. For avoidance of doubt, Vectors do not include Payloads. “Vectors” refer to both Adherent Vectors and Suspension Vectors.”
1.2 Amendment to the Definitions Table. The definitions table following Section 1.57 of the CCPS Agreement is hereby amended by adding the following additional definitions to the table:

Defined Terms	Location in the CCPS Agreement (as amended by the First Amendment)
Adherent Vector	Section 1.58
Aldevron	Section 7.4(c)(viii)
Brammer	Section 7.4(b)(i)
Brammer Agreement	Section 7.4(b)(i)
Clinical Data	Section 15
Eurogentec	Section 7.4(c)(viii)
First Amendment Effective Date	First Amendment, Introduction
Independent Target Antigen Program	Section 10.4(a)
Manufacturing and Supply Agreement	Section 7.4(c)(ii)
Suspension Transition Plan	Section 1.59
Suspension Vector	Section 1.60
Suspension Vector Supplies	Section 1.61
Transaction Agreements	First Amendment, Section 2.2
Transition Period	Section 7.4(b)(ii)
Transition Plan	Section 7.4(b)(ii)
Vector	Section 1.62

1.3 Amendment to the Definitions Table. The definitions table following Section 1.57 is hereby amended by deleting the following definitions from the table:

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Defined Terms	Location
Biosimilar Product	Section 1.4
Business Acquisition	Section 10.4
Business Party	Section 10.4
Business Program	Section 10.4
Milestone Event	Section 11.2(a)
Milestone Payment	Section 11.2(a)
Worldwide Commercialization Plan	Section 1.56

1.4 Amendment of Existing Definitions. Article 1 of the CCPS Agreement is hereby amended as follows:
(a) The definition of “Biosimilar Product” is hereby amended by deleting the existing text and replacing it with the following text:
“1.4 [Reserved].”
(b) The definition of “Licensed Product” is hereby amended by deleting the existing text and replacing it with the following text:
“1.34 “Licensed Product” means any product that constitutes or incorporates an Elected Candidate (including all modified and improved versions thereof), in all forms, presentations, and formulations (including manner of delivery and dosage).”
(c) The definition of “Worldwide Commercialization Plan” is hereby amended by deleting the existing text and replacing it with the following text:
“1.56 [Reserved].”
1.5 Joint Governance; Limits on JGC Authority. Section 3.1(e) of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“(e) Limits on JGC Authority. Each Party will retain the rights, powers and discretion granted to it under this CCPS Agreement and no such rights, powers, or discretion will be delegated to or vested in the JGC unless such delegation or vesting of rights is expressly provided for in this CCPS Agreement or the Parties expressly so agree in writing. The JGC will not have the power to, nor will the Party having the tie-breaking vote in the JGC have the power to (i) amend, modify or waive compliance with this CCPS Agreement (other than as expressly permitted hereunder), (ii) alter, increase or expand the Parties’ rights or obligations under this CCPS Agreement (other than as permitted by Section 2.2), (iii) determine that a Party has fulfilled any obligations under this CCPS Agreement or that a Party has breached any obligation under this CCPS Agreement, or (iv) make a decision that is expressly stated to require the mutual agreement of the Parties. For avoidance of doubt, the JGC will have no right to supervise or direct the Development and Commercialization of Elected Candidate or Licensed Product for ROW Administration, and Celgene will have sole decision-making authority with respect to such Development and Commercialization, including with respect to the ROW Development & Commercialization Program.”

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
1.6 This first paragraph of Section 4.2 of the CCPS Agreement is hereby amended by deleting t the existing text and replacing it with the following text:
“4.2 Development Plan. The Parties acknowledge that as of the Effective Date, Celgene has prepared and delivered to Bluebird an initial U.S. Development Plan, and the JGC will review and approve such initial U.S. Development Plan, with the goal of coordinating and harmonizing the U.S. Development Plan with the ROW Development Plan. Thereafter, Celgene will update the U.S. Development Plan each calendar year [***] and the JGC will review and approve any such update or any other amendment to the U.S. Development Plan. In addition, either Party may request at any time that the JGC consider and approve other updates to the U.S. Development Plan. Promptly after the CCPS Agreement Effective Date, Celgene will prepare an initial ROW Development Plan and will provide it to the JGC for purposes of discussion and the goal of coordinating and harmonizing the U.S. Development Plan and the ROW Development Plan. From the First Amendment Effective Date, Celgene will update the ROW Development Plan each calendar year submit it to the JGC [***]. Notwithstanding anything in this CCPS Agreement to the contrary, the Parties acknowledge and agree that (i) Bluebird may decline to perform any Development activity proposed to be conducted by Bluebird (excluding Manufacturing of Suspension Vectors and associated Payloads to the extent that Bluebird is responsible for such Manufacture pursuant to this CCPS Agreement (as amended) or any agreement entered into by the Parties in relation to such Manufacture), and (ii) the U.S. Development Plan will not include, and Bluebird will have no obligation to perform, any Development activity that Bluebird has declined to perform (other than the Manufacture of Suspension Vectors and associated Payloads to the extent that Bluebird is responsible for such Manufacture pursuant to this CCPS Agreement (as amended) or any agreement entered into by the Parties in relation to such Manufacture), provided that once Bluebird has agreed to perform a Development activity, it will be obligated to perform, and cannot decline to perform, such activity. Further:
(a) The JGC will set the required form and contents of the U.S. Development Plan.
(b) Neither Party (itself or by or through any others, including any Affiliates or Sublicensees) will take any material action regarding the Development of Elected Candidate or Licensed Product for U.S. Administration unless described in the U.S. Development Plan, provided that the foregoing will not restrict Celgene from taking any action regarding the Development of Elected Candidate or Licensed Product for ROW Administration.
(c) All Development of Elected Candidate and Licensed Product for U.S. Administration will be conducted under the supervision of the JGC and as part of the U.S. Development & Commercialization Program.
(d) All Development of Elected Candidate and Licensed Product for ROW Administration will be conducted under the sole control of Celgene and as part of the ROW Development & Commercialization Program. At each calendar quarter meeting of the JGC, Celgene will provide the JGC with an update on the material events regarding the Development of Elected Candidate and Licensed Product by Celgene for ROW Administration.
(e) Celgene will prepare and maintain, and will cause its Affiliates and Sublicensees to prepare and maintain, reasonably complete and accurate records regarding the Development of Elected Candidate and Licensed Product for ROW Administration. Annually, Celgene will provide the JGC with a reasonably-detailed report regarding the Development of Elected Candidate and Licensed Product for ROW Administration. Such report will contain sufficient detail to enable Bluebird to assess Celgene’s compliance with its Development and Commercialization obligations hereunder or as may be applicable to enable Bluebird to comply with the Applicable Bluebird In-Licenses. In addition to the foregoing, Celgene will provide Bluebird with such additional information regarding any such activities as Bluebird

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
may reasonably request from time to time to the extent reasonably necessary to enable Bluebird to comply with Applicable Bluebird In-Licenses. Bluebird shall transmit to Celgene samples of historical reports issued to the licensors under the Applicable Bluebird In-Licenses.
1.7 All references to Worldwide Commercialization Plan in the CCPS Agreement will, from the First Amendment Effective Date be read as references to the U.S. Commercialization Plan.
1.8 The phrase “(other than Manufacturing of Vectors and associated Payloads)” in Section 5.2 of the CCPS Agreement is hereby amended and replaced by the following text:
“(other than Manufacturing of Vectors and associated Payloads to the extent that Bluebird is responsible for such Manufacture pursuant to this CCPS Agreement (including the transition plan attached hereto) or any agreement entered into by the Parties in relation to such Manufacture)”
1.9 Section 5.4 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“5.4 Solely to the extent necessary to enable Bluebird to comply with the Applicable Bluebird In-Licenses, Celgene, directly or through one or more of its Affiliates or Sublicensees, will use Commercially Reasonable Efforts, (i) to Develop Licensed Product in the Field for ROW Administration and to obtain Regulatory Approvals therefor; and (ii) to Commercialize Licensed Product in the Field for ROW Administration after obtaining such Regulatory Approval, in each country in the ROW where Regulatory Approval has been obtained.”
1.10 The Parties agree that Section 5.6 only applies to the promotion of Elected Candidate and Licensed Product for U.S. Administration.
1.11 Section 7.1 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“7.1 Generally.
(a) As of and after the CCPS Agreement Effective Date, subject to the terms and conditions of this CCPS Agreement, (i) the Parties will assume through the JGC joint responsibility for (1) Manufacture of Elected Candidate and Licensed Product for Development and (2) Manufacture of Licensed Product for Commercialization for U.S. Administration, each under the Development & U.S. Commercialization Program, and (ii) Celgene will assume sole responsibility for Manufacturing Licensed Product for Commercialization for ROW Administration, and (iii) subject to Section 7.4, Celgene will purchase Suspension Vector Supply from Bluebird or its authorized designee for such purposes (pursuant to Section 7.4(c)). The Joint Manufacturing Committee (JMC), established by the JGC in accordance with Section 3.1(c)(iv) of the CCPS Agreement, shall be maintained during the CCPS Agreement Term. Notwithstanding the foregoing, subject to, and with effect from, the expiry or termination of the Manufacturing and Supply Agreement, Celgene will assume sole responsibility for the Manufacture of Licensed Product for Commercialization for U.S. Administration and ROW Administration (including Vectors and associated Payloads for U.S. Administration and ROW Administration) in accordance with this CCPS Agreement.
(b) Subject to the terms and conditions of this CCPS Agreement (and including without limitation the Transition Plan), as of and after the First Amendment Effective Date, Celgene will assume sole responsibility for Manufacturing Adherent Vector for Development and Commercialization of Elected Candidate and Licensed Product in the Field for U.S. Administration (with respect to such U.S.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
Administration under the supervision of the JGC in accordance with Article 3) and ROW Administration.”
1.12 Section 7.4 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“7.4 Vector Manufacturing. Notwithstanding anything else in this Section 7:
(a) Generally. As of the First Amendment Effective Date but subject to the other clauses of this Section 7.4, (and with respect to U.S. Administration under the supervision of the JGC in accordance with Article 3) Celgene will be solely responsible for the Manufacture and supply of Adherent Vector and associated Payload for the Development and Commercialization of Elected Candidate and Licensed Products in the Field for U.S. Administration and ROW Administration, and Manufacture and supply of Suspension Vector and associated Payload for Development and Commercialization of Elected Candidate and Licensed Products in the Field for ROW Administration, subject to the other clauses of this Section 7.4 and subject to the respective obligations of Bluebird and Celgene under the Manufacturing and Supply Agreement and any other agreements entered into by the Parties in relation to Payloads. Subject to Section 7.4(c), Bluebird will be primarily responsible for Manufacture of Suspension Vector Supply for the Development and Commercialization of Elected Candidate and Licensed Product for U.S. Administration and will collaborate in good faith with Celgene and use Commercially Reasonable Efforts to Manufacture Suspension Vector as a secondary source for the Development and Commercialization for ROW Administration as required under the Manufacturing and Supply Agreement. Solely in connection with such “back-up” or “second source” rights under the Manufacturing and Supply Agreement, Celgene (or its designee) will be Celgene’s secondary source of Suspension Vector and associated Payload for Development and Commercialization of Elected Candidate and Licensed Product in the Field for U.S. Administration and primary source of Suspension Vector and associated Payload for the Development and Commercialization of Elected Candidate and Licensed Product in the Field for ROW Administration following completion of the Suspension Transition Plan. Notwithstanding anything herein to the contrary, subject to, and with effect from, the expiry or termination of the Manufacturing and Supply Agreement, Celgene will assume sole responsibility for the Manufacture and supply of Suspension Vector including associated Payloads for the Development and Commercialization of Elected Candidate and Licensed Product for U.S. Administration and ROW Administration in accordance with this CCPS Agreement.”
(b) Adherent Vector Technology Transfer.
(i) On and with effect on the First Amendment Effective Date, Bluebird shall assign to Celgene or its designated Affiliate the [***] pursuant to the terms and conditions of an assignment agreement or notice agreed in advance with Celgene.
(ii) Each Party shall use Commercially Reasonable Efforts to perform activities ascribed to it in the transition plan set forth in Appendix L, (the “Transition Plan”) to transfer to Celgene Adherent Vector Manufacturing (including associated Payloads) responsibilities. Following successful completion of the Transition Plan, Celgene shall be the sole point of contact with Brammer regarding the day-to-day operations relating to the Adherent Vector, including all interactions with Regulatory Authorities relating to Adherent Vector. All costs incurred by the Parties in relation to the execution of the Transition Plan will be apportioned in accordance with Schedule 4.3(b). The Parties will mutually agree on the forecast for Adherent Vector to be Manufactured for U.S. Administration.
(iii) Within [***] of Celgene’s written request or such other timeframe agreed by the Parties in writing, Bluebird shall initiate transfer of QC assays for Adherent Vector to a

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
Celgene or a Third Party selected by Celgene, provided such Third Party is under written obligations of confidentiality and non-use at least as stringent as those contained herein.
(iv) Bluebird and Celgene shall each be responsible for [***] provided that the Parties shall share equally in any recovered fees related thereto. Cost of Adherent Vector Manufacture and associated Payloads shall be included in the Cost of Goods Sold (for clarity, as a component of the Manufacturing Costs).
(c) Suspension Vector Supply Terms.
(i) Bluebird shall use Commercially Reasonable Efforts to qualify its manufacturing facility for the Manufacture of Suspension Vector for U.S. Administration and ROW Administration. Unless otherwise agreed by the Parties in writing, within [***] the Parties will negotiate in good faith a transfer plan to be agreed by the Parties, to engage in a technology transfer as set forth in Section 7.4(c)(v) (the “Suspension Transition Plan”). The Parties will use Commercially Reasonable Efforts to finalize the Suspension Transition Plan within [***]. The Parties shall commence the technology transfer activities referred to in such Suspension Transition Plan within [***]. From the date of [***] and subject to the terms and conditions of the Manufacturing and Supply Agreement, Bluebird shall solely be responsible for the Manufacture of Suspension Vector and associated Payloads for U.S. Administration and ROW Administration. After completion of the Suspension Transition Plan, Bluebird and its Affiliates will be primarily responsible for the Manufacture of Suspension Vector and associated Payloads for all Elected Candidate and Licensed Product required for clinical Development and Commercialization in the Field for U.S. Administration, and Bluebird will collaborate in good faith and use Commercially Reasonable Efforts to be Celgene’s secondary source of supply for the Manufacture of Suspension Vector and associated Payloads for Elected Candidate and Licensed Product required for clinical Development and Commercialization in the Field for ROW Administration in each case, solely in connection with such “back-up” or “business continuity source” rights under the Manufacturing and Supply Agreement.
(ii) The Parties will enter into a Manufacturing and Supply Agreement, between each other or among the Parties and an Affiliate, covering Suspension Vector Supply within [***] of the First Amendment Effective Date, which agreement will be consistent with the terms of this Section 7.4(c) and will otherwise be subject in all respects to the terms and conditions of this CCPS Agreement (the “Manufacturing and Supply Agreement”).
(iii) The cost to Celgene of Suspension Vector Supply for Commercialization for ROW Administration will equal [***] of Bluebird’s Fully Burdened Manufacturing Cost for such Manufacture, plus [***] unless otherwise agreed by the Parties in writing. The Manufacturing Cost of Suspension Vector Supply for Commercialization for U.S. Administration will be included in the Cost of Goods Sold (for clarity, as a component of the Manufacturing Costs). The cost of Suspension Vector Supply for Development will be included in the U.S. Development Costs, subject to adjustment as provided therein.
(iv) The Manufacturing and Supply Agreement will include the terms set forth in Appendix J, including license grants from Celgene to Bluebird under the Celgene Licensed IP to the extent necessary or useful for Bluebird to Manufacture Suspension Vector Supply.
(v) In accordance with Section 7.4(c)(i), and as set forth in Appendix J, Bluebird will use Commercially Reasonable Efforts to engage in a technology transfer to allow Celgene to Manufacture Suspension Vector (through the first commercial batch of Suspension Vector) itself or

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
by through its designated Third Party manufacturer (each, a “Manufacturing Party”), by transferring all Know-How and Materials Controlled by Bluebird or its Affiliates that are necessary to Manufacture Suspension Vector. Costs and expenses of the Parties associated with such technology transfer will be [***]. Notwithstanding the foregoing, Bluebird shall only be required to deliver Know-How and Materials in its or its Affiliates’ actual possession or under its control and shall not be required to produce or create any additional Know-How or Materials. Before any such transfer, the Manufacturing Party shall enter into a reasonable confidentiality agreement with Bluebird with respect to the use and handling of such Know-How and Materials.
(vi) Celgene will use Commercially Reasonable Efforts to establish a second source of Suspension Vector within [***] of the commencement of the activities under the Suspension Transition Plan, in accordance with the regulatory filing strategy aligned at the JGC.
(vii) Any purchase of Suspension Vector Supply from Bluebird or its designee will expressly not include any license rights to any Know-How or Patents, but instead all licenses (implied, by exhaustion or otherwise) will arise under Section 10.1, if and as applicable.
(viii) For the purpose of this CCPS Agreement, certain words and phrases (and their correlatives) relating to Manufacturing will have the meanings set forth on Appendix J.
(ix) Celgene agrees to collaborate in good faith with Bluebird and use Commercially Reasonable Efforts to Manufacture Suspension Vector for U.S. Administration to the extent circumstances would require Bluebird to activate “business continuity source” supply for U.S. Administration. Bluebird agrees to collaborate in good faith with Celgene and use Commercially Reasonable Efforts to Manufacture Suspension Vector for ROW Administration to the extent circumstances would require Bluebird to activate “business continuity source” supply for ROW Administration pursuant to the Manufacturing and Supply Agreement.
(x) For as long as Bluebird is sole source of supply of Suspension Vector, in the event of any supply deficiency or shortage of Suspension Vector or associated Payload, any available Suspension Vector or Payload supplies shall be allocated for U.S Administration and ROW Administration on pro rata basis, using the forecasted demand for the year in which such deficiency or shortage occurs, unless otherwise agreed by the Parties in writing.
(d) Payloads.
(i) Celgene shall have the right to conduct quality audits of Bluebird’s existing inventories of Bluebird’s of [***] and shall have the right to purchase from Bluebird, at cost, [***] working [***] with sufficient shelf life and in sufficient quantities to allow Celgene to Manufacture Vector in accordance with this CCPS Agreement while Celgene establishes the supply arrangements referred to in Section 7.4(d)(ii).
(ii) Bluebird will take such actions as are necessary to permit Celgene to purchase quantities of plasmids from [***] solely for use in Manufacturing Vector for Elected Candidate and Licensed Products as permitted under this CCPS Agreement, under and pursuant to a supply or similar agreement between Celgene and [***] and [***] respectively, and Bluebird will execute and deliver a letter of authorization or similar document to Aldevron and Eurogentec, respectively, to authorize such purchases. Forecasting for plasmids will be reviewed and approved by the JGC on a quarterly basis. Information received from [***] or [***] relating to the plasmids sequence shall be deemed to be Bluebird’s Confidential Information for purposes of this CCPS Agreement. In addition, Bluebird will take such actions as are necessary to permit Celgene to purchase quantities of [***] cells for

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
use in Manufacturing Vector for Elected Candidate and Licensed Products as permitted under this CCPS Agreement, under and pursuant to a supply or similar agreement between Celgene and [***] and, to the extent required to enable such purchases, Bluebird will execute and deliver a letter of authorization or similar document to [***].
1.13 Section 8.5 of the CCPS Agreement is amended by deleting the reference to “any regulatory milestones”.
1.14 Sections 10.1(b), 10.1(c) and the last paragraph of Section 10.1 of the CCPS Agreement are hereby amended by deleting the existing text and replacing it with the following text:
“(b) a worldwide, exclusive (even as to Bluebird, but with respect to Manufacturing, even as to Bluebird only after completion of the technology transfer set forth in Section 7.4(c)(v)) fully paid up, royalty-free license, with the right to sublicense only as permitted by Section 10.3, under Bluebird Licensed IP and Bluebird Regulatory Rights, (i) Develop (including for clarity, Manufacture) Elected Candidate and Licensed Product in the Field for ROW Administration and (ii) to Commercialize (including for clarity Manufacture) Licensed Product in the Field for ROW Administration; and
(c) a worldwide, exclusive royalty-free license, with the right to sublicense only as permitted by Section 10.3, under Bluebird Licensed IP and Bluebird Regulatory Rights, to Manufacture Adherent Vectors and associated Payloads for Licensed Product in the Field for U.S. Administration and ROW Administration.
Further, (i) the foregoing licenses to Bluebird Regulatory Rights include the right to reference same, (ii) the licenses to Commercialize granted in this Section 10.1 will cover only the sale and offer for sale of Licensed Product in finished form and not the sale or offer for sale of Vectors and associated Payloads (other than as and to the extent incorporated in the Licensed Product), and (iii) rights to Manufacture Vectors and associated Payloads are included within the scope of the licenses granted to Celgene under this Section 10.1, which rights are subject to the terms and conditions of Section 7.4.”
1.15 Section 10.2 of the CCPS Agreement is hereby amended by deleting the term “Vector” and replacing it with the term “Suspension Vector” throughout.
1.16 Section 10.4 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“10.4 Exclusivity.
(a) Each Party and its Affiliates may research, Develop, Manufacture or Commercialize any actual or potential products (other than Elected Candidate, Licensed Product or, in the case of Celgene and its Affiliates, bb21217) to be used in the Field (which, for the purposes of this Section 10.4(a), will include all indications and will not be limited to cancer) that specifically target the Target Antigen internally or with Third Party collaborators, licensors, licensees or partners (any such program, an “Independent Target Antigen Program”), provided that (i) none of the Bluebird Licensed IP or Celgene Licensed IP, as the case may be, or other Patents, Materials or Know-How Controlled by a Party and licensed to the other Party hereunder will be used by such other Party in the conduct of its Independent Target Antigen Programs, (ii) subject to Section 15, none of the Confidential Information of a Party will be used by the other Party in its conduct of Independent Target Antigen Programs, and (iii) each Party conducting an Independent Target Antigen Program will have appropriate internal procedures in place to ensure compliance with provisos (i) and (ii) above.”

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
1.17 Section 10.5 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“10.5 Contract Manufacturers. Subject to the terms and conditions of this CCPS Agreement, either Party will have the right to appoint by a written agreement “contract manufacturers”, meaning any Third Party or Affiliate of such Party that Manufactures Licensed Product (or components therefor, including Vector and associated Payloads) for re-sale, but who itself is not a “Sublicensee” hereunder and thereby exercises “have made” rights granted by the other Party hereunder. Subject to the terms and conditions of this CCPS Agreement, either Party will have the right to appoint by a written agreement, “contract research organizations” and other providers performing services on a Party’s behalf, none of which will be deemed a “Sublicensee” hereunder. Such Party will be responsible for any such contract manufacturer, contract research organization or service provider hereunder, and further will require any such contract manufacturer, contract research organization or service provider to agree in writing to comply with Sections 10.6 and 15. Each Party can shall have the right to audit and qualify any Third Party contract manufacturer engaged by the other Party. Notwithstanding the foregoing, if, at any time, Bluebird determines that it is appropriate or desirable to outsource the Manufacture of the Suspension Vector for U.S. Administration to a Third Party, and provided that [***] Bluebird shall notify Celgene in writing and shall, before engaging into any request for proposal or similar procurement process, [***]. In the event that Bluebird, after such consultation, determines to engage an alternative or additional manufacturer for the Manufacture of the Suspension Vector for U.S. Administration, Celgene and its Affiliates shall have the right (but not the obligation) to [***].
1.18 Section 11.1 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“11.1 Payments for In-Licenses.
(a) United States. With respect to the Development and Commercialization of Elected Candidate and Licensed Product for U.S. Administration hereunder, if any payments become due under any Applicable Pre-Existing In-License, Applicable New In-Licenses, Co-Co In-Licenses or Celgene Licensed Product In-License during the CCPS Agreement Term, the contracting Party thereto will pay same and such payment will be treated as U.S. Development Expenses or Allowable Expenses, as appropriate, provided (i) such payment is not triggered by the grant of a sublicense by the contracting Party under such license agreement to the non-contracting Party under such license agreement (which payment will be borne solely by the contracting Party), (ii) any payment based on any payments made by one Party to the other Party (e.g., sublicense revenue sharing) will be borne solely by the contracting Party, (iii) any payments based on a Business Combination of Bluebird or Celgene will be borne solely by the Party undergoing the Business Combination, (iv) any payments resulting from the contracting Party’s breach under such license that is not attributable to the non-contracting Party or any of its contract Third Parties under Section 8.4, or any of its Sublicensees will be excluded, and (v) subject to Section 13.1.
(b) ROW. With respect to the Development and Commercialization of Elected Candidate and Licensed Product for ROW Administration hereunder (including the Manufacture of Vectors and associated Payloads therefor pursuant to Section 7.4):
(i) Applicable Pre-Existing In-Licenses. If any In-License Payment becomes due under any Applicable Pre-Existing In-License during the CCPS Agreement Term, Bluebird will pay same, provided that Celgene will reimburse Bluebird for any such In-License Payment applicable to ROW Administration within thirty (30) days of Celgene’s receipt of Bluebird’s written invoice therefor; which In-License Payments (other than payments that are royalties) will not exceed [***] and subject to

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
Section 13.1. Any such reimbursement by Celgene to Bluebird is in addition to and not in lieu of the other payments required by this Section 11.
(ii) Applicable New In-Licenses. Celgene may elect to take a sublicense under any New In-License of Bluebird or its Affiliates and upon such election, such New In-License will be an Applicable New In-License hereunder for all purposes. For the purposes of determining the Parties’ respective payment obligations, all Applicable New In-Licenses as of and following the CCPS Agreement Effective Date will be listed on Appendix B. If any In-License Payment becomes due under any Applicable New In-License during the CCPS Agreement Term with respect to ROW Administration, Bluebird will pay same and, subject to Section 13.1, Celgene will reimburse Bluebird for such payment within thirty (30) days of receipt of Bluebird’s written invoice therefor. If Celgene elects to convert an Other In-License to an Applicable New In-License pursuant to Section 10.7(b), Celgene will reimburse Bluebird for [***] of any In-License Payments that became due under such Applicable New In-License during the CCPS Agreement Term with respect to ROW Administration to the same extent as if such Applicable New In-License was designated as such as of the CCPS Agreement Effective Date, including with respect to applicable Patent Costs in accordance with Section 6.1, provided that Bluebird provides Celgene with a reasonable accounting of same. To the extent that any grant of a sublicense by Celgene or any Sublicensees under an Applicable New In-License triggers a payment obligation under such Applicable New In-License, Bluebird will pay same and Celgene will reimburse Bluebird for [***] of such payment within thirty (30) days of receipt of Bluebird’s written invoice therefor. To the extent that any grant of a sublicense by Bluebird or any Sublicensees under a Celgene Licensed Product In-License triggers a payment obligation under such Celgene Licensed Product In-License, Celgene will pay same and Bluebird will reimburse Celgene for [***] of such payment within thirty (30) days of receipt of Celgene’s written invoice therefor.
(iii) If any payments become due under any Co-Co In-Licenses during the CCPS Agreement Term with respect to Licensed Product for ROW Administration, the contracting Party will pay same, and further if Bluebird is the contracting Party, Celgene will reimburse Bluebird for such payment within [***] upon receipt of Bluebird’s written invoice therefor, subject to Section 13.1. Any such reimbursement by Celgene to Bluebird is in addition to and not in lieu of the other payments required by this Section 11. ”
1.19 Section 11.2 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“11.2 Reserved].”
1.20 Section 11.3 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“11.3 [Reserved].”
1.21 The first sentence of Section 11.5 of the CCPS Agreement is hereby amended by deleting existing text and replacing it with the following text:
“This Section 11.5 will apply solely as it relates to Celgene’s payment obligations under Section 11.1, and the reporting obligations related thereto and solely as needed for Bluebird to comply with its obligations under the Bluebird Applicable In-Licenses.”
1.22 Section 11.6 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
“11.6 [Reserved].”
1.23 Section 14.2(e)(ii)(A) of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“(A) To the extent such recovery reflects lost profits damages, if Celgene was the controlling Party or the Parties jointly controlled, Celgene will retain such lost profits recovery, and if Bluebird was the controlling Party, [***] to Bluebird and [***] to Celgene;”
1.24 Section 15 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:
“The Parties acknowledge and agree that terms of this CCPS Agreement and all Materials, ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by a Party or at the request of a Party, including any of the foregoing of Third Parties, will be subject to the provisions of Section 8 of the Master Collaboration Agreement, the terms of which survive during the CCPS Agreement Term and for ten (10) years thereafter. Notwithstanding Section 8 of the Master Collaboration Agreement, data arising from Clinical Studies conducted under the CCPS Agreement relating to the Elected Candidate or Licensed Product (“Clinical Data”) shall be the Confidential Information of [***]. A redacted version of this CCPS Agreement will be agreed to by the Parties and shall be consistent with the corresponding redacted version of this CCPS Agreement in such manner as is provided in Section 8.3 of the Master Collaboration Agreement.”
1.25 Section 17.1 is hereby amended by deleting the existing text and replacing it with the following text:
“17.1 Term. This CCPS Agreement will commence as of the CCPS Agreement Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, will continue until Licensed Product is no longer being Developed or Commercialized in the United States. For all countries (other than the United States), the licenses to Celgene contained in Section 10.1 are perpetual and fully paid up (subject to reimbursement to Bluebird of any In-License Payments pursuant to Section 11.1) and will remain exclusive with respect to Licensed Product in all such countries.”
1.26 Section 17.2(c) of the CCPS Agreement is hereby amended by deleting existing text and replacing it with the following text:
(c) Termination of the Profit & Loss Share. Bluebird will have the right to terminate the Profit & Loss Share by delivering written notice to Celgene, such termination to be effective [***] following the date of such notice. Promptly following such notice, the Parties will enter into a license agreement with respect to the United States and the ROW, which agreement will be substantially identical to the License Agreement, with such changes that the Parties may, acting reasonably, mutually agree are required in order to address any specific facts or circumstances existing at the time of such termination, provided that such license agreement shall in no event require Celgene to pay any milestone payment or royalties in relation to the Development and Commercialization of Elected Candidate and Licensed Product for ROW Administration. The Parties will enter into such license agreement no later than the effective date of such termination and, if such license agreement is not entered into prior the expiration of such [***] period, upon execution, the effective date of such license agreement will be deemed to be the effective date of such termination. For clarity, (i) termination of the Profit & Loss Share pursuant to this Section 17.2(c) will not release Bluebird from any obligation or liability which, at the time of the effective date of such termination, has already accrued to Celgene or which is attributable to a period prior to the CCPS effective date of such termination, and (ii) any events that have already occurred

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
before the effective date of such termination (such as achievement of any milestones) will not trigger any payment obligation by Celgene to Bluebird under such executed license agreement.
1.27 Section 17.3(d) of the CCPS Agreement is hereby deleted in its entirety.
1.28 Appendix J is hereby amended by deleting the existing Appendix J and replacing it with the attached Appendix J.
1.29 New Appendices. The following appendices are hereby added to the CCPS Agreement:
Appendix L, attached hereto as Appendix L.
Appendix M, attached hereto as Appendix M.
ARTICLE 2
Payment
2.1 Upfront Payment. As a consideration for this First Amendment and as a consideration for the Parties concurrently with this First Amendment entering into a Second Amended and Restated License Agreement in relation to the product known as bb21217, Celgene Europe shall make a one-time, non-refundable, non-creditable cash payment of two hundred million dollars ($200,000,000) to Bluebird within [***] of the First Amendment Effective Date.
2.2 Taxes. Section 11.5(e) of the CCPS Agreement shall apply to the payment referred to in Section 2.1 of this First Amendment.
ARTICLE 3
Miscellaneous
3.1 [***].
3.2 Each Party represents and warrants to the other as of the date hereof that:
(a) Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this First Amendment and to carry out the provisions hereof.
(b) Due Authorization. It is duly authorized to execute and deliver this First Amendment and to perform its obligations hereunder, and the person executing this First Amendment on its behalf has been duly authorized to do so by all requisite corporate action.
(c) Binding Agreement. This First Amendment is legally binding upon it and enforceable against it in accordance with its terms. The execution, delivery and performance of this Amendment by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable Laws.
3.3 Bluebird will issue a press release in the form attached hereto as Appendix N promptly following the First Amendment Effective Date. A redacted version of this First Amendment will be agreed to by the Parties in such manner as is provided in Section 8.3 of the Master Collaboration Agreement.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
3.4 Except as otherwise expressly set forth herein, the Agreement shall continue, in full force and effect, in accordance with its terms.

[Signature Page Follows]

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the First Amendment Effective Date.

bluebird bio, Inc.	Celgene Corporation

By: /s/ Jason Cole	By: /s/ Elizabeth Mily

Name: Jason Cole	Name: Elizabeth Mily

Title: Chief Operating and Legal Officer	Title: Executive Vice President Strategy and Business Development

Celgene European Investment Company LLC

By: /s/ Elizabeth Mily

Name: Elizabeth Mily

Title: Executive Vice President Strategy and Business Development

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
[***]